Exhibit 10.10

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of May 22, 2008, by and among Cypress Sharpridge Investments, Inc., a Maryland corporation (the “Company”), Stifel, Nicolaus & Company, Incorporated, a Missouri corporation, as the initial purchaser and placement agent (“Stifel”), and Cypress Sharpridge Advisors LLC, a Delaware limited liability company (the “Manager”), for the benefit of the Holders (as defined below). This Agreement is entered into in connection with the Purchase/Placement Agreement, dated as of May 19, 2008 (the “Purchase/Placement Agreement”), by and among the Company, Stifel and the Manager, which provides for the offering and sale (the “Offering”) of up to 2,885,923 units (the “Units”), in transactions exempt from registration under the Securities Act of 1933, as amended. Each Unit consists of (i) one share of common stock, par value $0.01 per share, of the Company (“Common Stock”) and (ii) one warrant (each, a “Warrant”) to purchase 0.30 of one share of Common Stock. In order to induce the investors who are purchasing the Units in the Offering to purchase such Units and to induce Stifel to enter into the Purchase/Placement Agreement, the Company has agreed to provide the registration rights provided for in this Agreement for the benefit of the Holders of Registrable Shares (as such terms are defined below). The execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Purchase/Placement Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Definitions. As used in this Agreement, the following terms shall have the following meanings:

Additional Shares: Securities issued in respect of the Shares or the Warrant Shares by reason of or in connection with any stock dividend, stock distribution, stock split, or similar issuance.

Agreement: As defined in the Introductory Paragraph of this Agreement.

Affiliate: As to any specified Person, (i) any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person, (ii) any executive officer, director, trustee, managing member or general partner of the specified Person and (iii) any legal entity for which the specified Person acts as an executive officer, director, trustee, managing member or general partner. For purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly, or indirectly through one or more intermediaries, of the power to direct or cause the direction of the management and policies of such Person, whether by contract, through the ownership of voting securities, partnership interests, membership interests or other equity interests or otherwise.

Business Day: With respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by applicable law, regulation or executive order to close.

Closing Time: May 22, 2008 or such other time or such other date as Stifel and the Company may agree.

Commission: The U.S. Securities and Exchange Commission.

Common Stock: As defined in the Introductory Paragraph of this Agreement.

Company: As defined in the Introductory Paragraph of this Agreement, and any successor thereto.

Company Controlling Person: As defined in Section 6(b) of this Agreement.

Controlling Person: As defined in Section 6(a) of this Agreement.

End of Suspension Notice: As defined in Section 5(b) of this Agreement.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

FINRA: The Financial Industry Regulatory Authority.

Holder: Each Participant and any other Person that becomes a holder of Registrable Shares so long as such Participant or other Person owns Registrable Shares.

Indemnified Party: As defined in Section 6(c) of this Agreement.

Indemnifying Party: As defined in Section 6(c) of this Agreement.

IPO: As defined in Section 2(a) of this Agreement.

IPO Registration Statement: The registration statement on Form S-11 (Registration No. 333-142236) initially filed with the Commission by the Company on April 19, 2007 in connection with the IPO.

Liabilities: As defined in Section 6(a) of this Agreement.

Mandatory Shelf Registration Statement: Either (a) the Shelf Registration Statement on Form S-11 (Registration No. 333-142446) initially filed with the Commission by the Company on April 30, 2007 or (b) a Shelf Registration Statement on Form S-11 or such other form under the Securities Act then available to the Company providing for the resale pursuant to Rule 415 from time to time by the Holders of any and all Registrable Shares (including, for the avoidance of doubt any additional Shares) (in the case of either clause (a) or (b), with such Shelf Registration Statement including the Prospectus, amendments and supplements to such Shelf Registration Statement or

Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such Shelf Registration Statement), as determined by the Company pursuant to Section 2 hereof to register the Registrable Shares under the Securities Act.

Maximum Suspension Period: As defined in Section 5(a) of this Agreement.

Offering: As defined in the Introductory Paragraph of this Agreement.

Participants: The purchasers of Units in the Offering from Stifel or directly from the Company.

Person: An individual, partnership, corporation, limited liability company, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

Prospectus: The prospectus included in any Shelf Registration Statement, including any preliminary prospectus, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

Purchase/Placement Agreement: As defined in the Introductory Paragraph of this Agreement, as amended from time to time.

Purchaser Indemnitee: As defined in Section 6(a) of this Agreement.

Registrable Shares: Each of the Shares and the Warrant Shares, and any Additional Shares upon original issuance thereof, and at all times subsequent thereto, including upon the transfer thereof by the original holder or any subsequent holder, until, in the case of any such Shares, Warrant Shares or Additional Shares, as applicable, the earliest to occur of:

(i)	the second anniversary of the initial effective date of the Mandatory Shelf Registration Statement;

(ii)	the date on which such shares have been sold pursuant to a Shelf Registration Statement or distributed to the public pursuant to Rule 144;

(iii)	the date on which, in the opinion of counsel to the Company, such shares not held by Affiliates of the Company are saleable pursuant to Rule 144 without regard to any of the conditions, limitations or restrictions on such sales as provided therein; or

(iv)	the date on which such shares are sold to the Company or any of its subsidiaries.

Registration Expenses: Any and all expenses incident to the performance of or compliance with this Agreement, including, without limitation: (i) all Commission,

securities exchange, FINRA registration, listing, inclusion and filing fees including, if applicable, the fees and expenses of any “qualified independent underwriter” (and its counsel) that is required to be obtained by any holder of Registrable Shares in accordance with the rules and regulations of the FINRA, (ii) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including, without limitation, any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares and the preparation of a blue sky memorandum and compliance with the rules of FINRA), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Shelf Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Shares on any securities exchange pursuant to Section 4(n) of this Agreement, (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), and reasonable fees and disbursements of one counsel for the selling Holders to review the Mandatory Shelf Registration Statement and any Subsequent Shelf Registration Statement and (vi) any fees and disbursements customarily paid by issuers in issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Shelf Registration Statement); provided, however, that Registration Expenses shall exclude brokers’ or underwriters’ discounts and commissions and transfer taxes or transfer fees, if any, relating to the sale or disposition of Registrable Shares by a Holder and the fees and disbursements of any counsel to the Holders other than as provided for in subparagraph (v) above.

Representatives: As defined in Section 4(k) of this Agreement.

Rule 144: Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 144A: Rule 144A promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 158: Rule 158 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 415: Rule 415 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 424: Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 429: Rule 429 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

Shares: The 2,885,923 shares of Common Stock underlying the Units sold by the Company pursuant to the terms and conditions of the Purchase/Placement Agreement.

Shelf Registration Statement: The Mandatory Shelf Registration Statement or any Subsequent Shelf Registration Statement.

Stifel: As defined in the Introductory Paragraph of this Agreement, and any successor thereto.

Subsequent Shelf Registration Statement: As defined in Section 2(c) of this Agreement.

Suspension Event: As defined in Section 5(a) of this Agreement.

Suspension Notice: As defined in Section 5(a) of this Agreement.

Underwritten Offering: A sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

Units: As defined in the Introductory Paragraph of this Agreement.

Warrant: As defined in the Introductory Paragraph of this Agreement.

Warrant Agreement: The Warrant Agreement, dated as of May 22, 2008, by and between the Company and National City Bank, as Warrant Agent.

Warrant Shares: The 865,776.9 shares of Common Stock initially issuable upon exercise of the Warrants that comprise a portion of the Units issued pursuant to the Warrant Agreement, as the same may be adjusted pursuant to the Warrant Agreement.

2.	Registration Rights.

(a) Mandatory Shelf Registration. As set forth in Section 4 of this Agreement, the Company agrees to (i) file with the Commission the Mandatory Shelf Registration Statement referred to in clause (b) of the definition thereof and (ii) use its commercially reasonable efforts to cause such Mandatory Shelf Registration Statement to be declared effective by the Commission as promptly as practicable; provided, however, that the Company shall have the right to defer causing the Commission to declare the Mandatory Shelf Registration Statement effective until up to sixty (60) days after the completion of its pending initial public offering of its Common Stock under the IPO Registration Statement (the “IPO”); and provided, further that the Company shall use its commercially reasonable efforts to ensure that such Mandatory Shelf Registration Statement shall become effective on, but no later than one Business Day after, the effective date of the Mandatory Shelf Registration Statement referred to in clause (a) of the definition thereof. In lieu of the foregoing, at the Company’s option, the Holders shall have the right to include any and all Registrable Shares (including for the avoidance of doubt any Additional Shares) in the Mandatory Shelf Registration Statement referred to in clause (a) of the definition thereof, in which case the Company shall use its commercially reasonable efforts to cause such Mandatory Shelf Registration Statement to be declared effective by the Commission as promptly as practicable after the filing; provided, however, that the Company shall have the right to defer causing the Commission to declare such Mandatory Shelf Registration Statement effective until up to sixty (60) days after the completion of its pending IPO. The Mandatory Shelf Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available (including, without limitation, an Underwritten Offering (provided, that such Underwritten Offering shall raise at least $20 million of gross proceeds and provided, further, that an Underwritten Offering of Registrable Shares in connection with a primary underwritten offering by the Company shall not be required to raise any amount of gross proceeds), a direct sale to purchasers, a sale through brokers or agents, or a sale over the Internet) by the Holders of any and all Registrable Shares.

(b) Expenses. The Company shall pay all Registration Expenses in connection with the registration of the Registrable Shares pursuant to this Agreement. Each Holder participating in a registration pursuant to this Section 2 shall bear all discounts and commissions payable to underwriters or brokers and all transfer taxes and transfer fees in connection with the Registrable Shares sold by such Holder in such registration pursuant to this Agreement and any other expense of the Holders not specifically allocated to the Company pursuant to this Agreement relating to the sale or disposition of such Holder’s Registrable Shares pursuant to any Shelf Registration Statement.

(c) Subsequent Shelf Registration for Additional Shares. If any Additional Shares are issued or distributed to Holders and were not otherwise included in the Mandatory Shelf Registration Statement, then the Company shall as soon as reasonably practicable (but in no event prior to the time the Company is eligible to use Form S-3 or any successor short form of registration statement) file an additional shelf registration statement (including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, a “Subsequent Shelf Registration Statement”) covering such Additional Shares on behalf of the Holders thereof in the same manner, and subject to the same provisions in this Agreement as the Mandatory Shelf Registration Statement, provided that the provisions of Section 2(a) of this Agreement will not apply to any such Subsequent Shelf Registration Statement.

3.	Rules 144 and 144A Reporting.

With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Shares to the public without registration, the Company agrees to, so long as any Holder owns any Registrable Shares:

(a) at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public, use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) if the Company is not required to file reports and other documents under the Securities Act and the Exchange Act, it will make available other information as required by, and so long as necessary to permit sales of Registrable Shares pursuant to, Rule 144A and in any event shall provide to each Holder a copy of:

(i) the Company’s annual consolidated financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in accordance with U.S. generally accepted accounting principles, accompanied by an audit report of the Company’s independent accountants, no later than one-hundred twenty (120) days after the end of each fiscal year of the Company, and

(ii) the Company’s unaudited quarterly financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in a manner consistent with the preparation of the Company’s annual financial statements, no later than forty-five (45) days after the end of each of the Company’s first three fiscal quarters.

4.	Registration Procedures.

In connection with the obligations of the Company with respect to any Shelf Registration Statement pursuant to this Agreement, the Company shall:

(a) prepare and file with the Commission, as specified in this Agreement, such Shelf Registration Statement, which Shelf Registration Statement shall comply in all material respects as to form with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith;

(b) use its commercially reasonable efforts to (i) cause the Mandatory Shelf Registration Statement referred to in clause (b) of the definition thereof, if filed as set forth in Section 2(a) hereof, to be declared effective by the Commission as promptly as practicable, and (ii) cause any other Shelf Registration Statement filed pursuant to this Agreement (including the Mandatory Shelf Registration Statement referred to in clause (a) of the definition thereof) to be declared effective by the Commission as promptly as practicable following the filing of any such Shelf Registration Statement (provided, however, that the Company shall have the right to defer causing the Commission to declare the Mandatory Shelf Registration Statement effective until up to sixty (60) days after the completion of its pending IPO; and provided, further that the Company shall use its commercially reasonable efforts to ensure that if a Mandatory Shelf Registration Statement is filed pursuant to clause (b) of the definition thereof, it shall become effective on, but no later than one Business Day after, the effective date of the Mandatory Shelf Registration Statement referred to in clause (a) of such definition) and to cause the Mandatory Shelf Registration Statement and subsequent Shelf Registration Statements, if applicable, to remain effective, subject to Section 5 of this Agreement, until the date on which no Holders hold Registrable Shares registered thereunder; provided, however, that if the Company has an effective Shelf Registration Statement on Form S-11 under the Securities Act and becomes eligible to use Form S-3 or such other short-form registration statement under the Securities Act, the Company may, upon thirty (30) Business Days’ prior written notice to all Holders of Registrable Shares, register any Registrable Shares registered but not yet distributed under the effective Shelf Registration Statement on such a short-form shelf registration statement (which shall thereupon constitute a Shelf Registration Statement hereunder) and, once such short-form Shelf Registration Statement is declared effective, de-register such Registrable Shares under the previous Shelf Registration Statement or transfer filing fees from the previous Shelf Registration Statement pursuant to Rule 429;

(c) subject to Section 4(j) of this Agreement, (i) prepare and file with the Commission such amendments and post-effective amendments to any Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective for the period described in Section 4(b) of this Agreement, (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424, and (iii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the method or methods of distribution set forth in the “Plan of Distribution” section of the Prospectus;

(d) furnish to the Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; the Company consents, subject to Section 5 of this Agreement, to the lawful use of such Prospectus, including each preliminary Prospectus, by the Holders, if any, in connection with the offering and sale of the Registrable Shares covered by any such Prospectus;

(e) use its commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Shares by the time the applicable Shelf Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such domestic United States jurisdictions as Stifel or any Holder covered by a Shelf Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Shelf Registration Statement is required to be kept effective pursuant to Section 4(b) of this Agreement and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Shares covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to take any action to comply with this Section 4(e) if it would require the Company or any of its subsidiaries to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 4(e) and except as may be required by the Securities Act, (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

(f) use its commercially reasonable efforts to cause all Registrable Shares covered by such Shelf Registration Statement to be registered and approved by such other domestic governmental agencies or authorities, if any, as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Shares; provided, however, that the Company shall not be required to take any action to comply with this Section 4(f) if it would require the Company or any of its subsidiaries to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 4(f) and except as may be required by the Securities Act, (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

(g) notify Stifel and each Holder with Registrable Shares covered by a Shelf Registration Statement promptly and, if requested by Stifel or any such Holder, confirm such advice in writing at the address determined in accordance with Section 9(b) of this Agreement, (i) when such Shelf Registration Statement has become effective and when any post-effective amendments thereto become effective or upon the filing of a supplement to any prospectus, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation of any proceedings for that purpose, (iii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Shelf Registration Statement or related Prospectus or for additional information, and (iv) of the happening of any event during the period such Shelf Registration Statement is effective as a result of which such Shelf Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of the Prospectus, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (which information shall be accompanied by an instruction to suspend the use of the Shelf Registration Statement and the Prospectus (such instruction to be provided in the same manner as a Suspension Notice) until the requisite changes have been made, at which time notice of the end of suspension shall be delivered in the same manner as an End of Suspension Notice and any such period during which use of the Shelf Registration Statement is so suspended shall be counted against the Maximum Suspension Period as provided in Section 5(a));

(h) during the period of time referred to in Section 4(b) above, use its commercially reasonable efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of any Shelf Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, as promptly as practicable;

(i) upon request, furnish to each requesting Holder with Registrable Shares covered by a Shelf Registration Statement, without charge, at least one (1) conformed copy of such Shelf Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(j) except as provided in Section 5 of this Agreement, upon the occurrence of any event contemplated by Section 4(g)(iv) of this Agreement, use its commercially reasonable efforts to promptly prepare a supplement or post-effective amendment to the applicable Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, upon request, promptly furnish to each requesting Holder a reasonable number of copies of each such supplement or post-effective amendment;

(k) if requested by the representatives of the underwriters of an Underwritten Offering (the “Representatives”), if any, or any Holders of Registrable Shares being sold in connection with an Underwritten Offering, (i) as promptly as practicable incorporate in a Prospectus supplement or post-effective amendment such material information as the Representatives, if any, or such Holders indicate in writing relates to them and (ii) use its commercially reasonable efforts to make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received written notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(l) enter into customary agreements (including in the case of an Underwritten Offering, an underwriting agreement in customary form and reasonably satisfactory to the Company) and take all other reasonable action in connection therewith in order to expedite or facilitate the distribution of the Registrable Shares included in such Shelf Registration Statement and, in the case of an Underwritten Offering, make representations and warranties to the Holders of Registrable Shares covered by such Shelf Registration Statement and to the underwriters in such form and scope as are customarily made by issuers to selling stockholders and underwriters in underwritten offerings, respectively, and confirm the same to the extent customary if and when requested;

(m) use its commercially reasonable efforts to make available for inspection by one representative appointed by the Holders of a majority of the Registrable Shares covered by a Shelf Registration Statement and, with respect to an Underwritten Offering, the Representatives participating in any disposition pursuant to a Shelf Registration Statement and one law firm retained by one representative appointed by the Holders of a majority of the Registrable Shares to be sold in such Underwritten Offering, if any, respectively, during normal business hours and upon reasonable notice, all financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative of the Holders, the Representatives or counsel thereto in connection with a Shelf Registration Statement; provided, however, that such records, documents or information that the Company determines, in good faith, to be confidential and notifies such representative of the Holders, the Representatives or counsel thereto are confidential shall not be disclosed by the representative of the Holders, the Representatives or counsel thereto unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a material misstatement or omission in a Shelf Registration Statement or Prospectus, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public by the Company; provided further, that to the extent practicable, the foregoing inspection and information gathering shall be coordinated on behalf of the Holders and the other parties entitled thereto by one law firm designated by and on behalf of the Holders and the other parties, which counsel the Company reasonably determines to be acceptable.

(n) use its commercially reasonable efforts (including, without limitation, seeking to cure in the Company’s listing or inclusion application any deficiencies cited by the exchange or market) to list or include all Registrable Shares on the New York Stock Exchange or the Nasdaq Global Market;

(o) use its commercially reasonable efforts to prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Shelf Registration Statement as required by Section 4(b) of this Agreement, the Company shall register the Registrable Shares under the Exchange Act and shall maintain such registration through the effectiveness period required by Section 4(b) of this Agreement;

(p) provide a CUSIP number for all Registrable Shares, not later than the effective date of the Shelf Registration Statement;

(q) (i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, (ii) make generally available to its stockholders, as soon as reasonably practicable, earnings statements covering at least twelve (12) months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 (or any similar rule promulgated under the Securities Act ) thereunder, no later than ninety (90) days after the end of each fiscal year of the Company and (iii) delay the effectiveness of any Shelf Registration Statement to which any Holder of Registrable Shares covered by such Shelf Registration Statement shall have, based upon the written opinion of counsel, objected on the grounds that such Shelf Registration Statement does not comply in all material respects with the requirements of the Securities Act, such Holder having been furnished with a copy thereof at least two (2) Business Days prior to the effectiveness thereof; provided that the Company may request effectiveness of such Shelf Registration Statement following such time as the Company shall have used its commercially reasonable efforts to resolve any such issue with the objecting Holder and shall have advised the Holder in writing of its reasonable belief that such filing complies with the requirements of the Securities Act;

(r) provide and cause to be maintained a registrar and transfer agent for all Registrable Shares covered by any Shelf Registration Statement from and after a date not later than the effective date of such Shelf Registration Statement;

(s) in connection with any sale or transfer of the Registrable Shares (whether or not pursuant to a Shelf Registration Statement) that will result in the security being delivered no longer being Registrable Shares, cooperate with the Holders and the Representatives, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold, which certificates shall not bear any transfer restrictive legends (other than as required by the Company’s charter) and to enable such Registrable Shares to be in such denominations and registered in such names as the Representatives, if any, or the Holders may reasonably request at least three (3) Business Days prior to any sale of the Registrable Shares;

(t) upon effectiveness of the first registration statement filed by the Company, the Company will take such actions and make such filings as are necessary to effect the registration of the Common Stock under the Exchange Act simultaneously with or as soon as practicable following the effectiveness of the Shelf Registration Statement;

(u) in the case of an Underwritten Offering, use its commercially reasonable efforts to furnish or cause to be furnished to the underwriters (including any deemed underwriter) a signed counterpart, addressed to the underwriters, of: (i) an opinion of counsel for the Company, dated the date of each closing under the underwriting agreement, in customary form reasonably acceptable to the underwriters and counsel for the underwriters; and (ii) a “comfort” letter, dated the effective date of such Shelf Registration Statement and the date of each closing under the underwriting agreement, signed by the independent public accountants who have certified the Company’s financial statements included in such Shelf Registration Statement, covering substantially the same matters with respect to such Shelf Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten offerings of securities and such other financial matters as the underwriters may reasonably request and customarily obtained by underwriters in underwritten offerings;

(v) in the case of an Underwritten Offering, use its commercially reasonable efforts to cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter,” if applicable) that is required to be retained in accordance with the rules and regulations of FINRA); and

(w) in the case of a Shelf Registration Statement, file such Shelf Registration Statement with FINRA as an issuer managed offering within 24 hours after it is first filed with the Commission.

The Company may require the Holders to furnish to the Company such information regarding the proposed distribution by such Holder as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Shares and no Holder shall be entitled to be named as a selling stockholder in any Shelf Registration Statement and no Holder shall be entitled to use the Prospectus forming a part thereof if such Holder does not provide such information to the Company. Any Holder that sells Registrable Shares pursuant to a Shelf Registration Statement or as a selling stockholder pursuant to an Underwritten Offering shall be required to be named as a selling stockholder in the related Prospectus and to deliver a Prospectus to purchasers. Each Holder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Holder not misleading.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(g)(ii), 4(g)(iii) or 4(g)(iv) of this Agreement, such Holder will immediately discontinue disposition of Registrable Shares pursuant to a Shelf Registration Statement until such Holder’s receipt of copies of the supplemented or amended Prospectus. If so directed by the Company, such Holder will deliver to the Company (at the reasonable expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

5.	Black-Out Period.

(a) Subject to the provisions of this Section 5, the Company shall have the right, but not the obligation, from time to time to suspend the use of the Shelf Registration Statement following the effectiveness of a Shelf Registration Statement (and the filings with any international, federal or state securities commissions), if a Suspension Event (as defined below) occurs. If the Company elects to suspend the effectiveness and/or use of a Shelf Registration Statement following the occurrence of a Suspension Event, the Company, by written notice to Stifel and by written notice, email transmission or such other means that the Company reasonably believes to be a reliable means of communication (a “Suspension Notice”), shall notify the Holders that the effectiveness of the Shelf Registration Statement has been suspended and shall direct the Holders to suspend sales of the Registrable Shares pursuant to the Shelf Registration Statement until the Suspension Event has ended. A “Suspension Event” shall be deemed to have occurred if: (i) the Representatives in an Underwritten Offering of common stock of the Company have advised the Company that the offer or sale of Registrable Shares pursuant to the Shelf Registration Statement would have a material adverse effect on the Company’s Underwritten Offering; (ii) the Board of Directors of the Company in good faith has determined that the offer or sale of any Registrable Shares would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company; or (iii) the Board of Directors of the Company has determined in good faith that it is required by law, or that it is in the best interests of the Company, to supplement the Shelf Registration Statement or file a post-effective amendment to the Shelf Registration Statement in order to ensure that the Prospectus included in the Shelf Registration Statement (1) contains the financial information required under Section 10(a)(3) of the Securities Act; (2) discloses any fundamental change in the information included in the Prospectus; or (3) discloses any material information with respect to the plan of distribution not disclosed in the Shelf Registration Statement or any material change to such information. Upon the occurrence of any Suspension Event, the Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective or to promptly amend or supplement the Shelf Registration Statement or to take such action as is necessary to make resumed use of the Shelf Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Shares as soon as practicable. In no event shall the Company be permitted to suspend the use of a Shelf Registration Statement (whether pursuant to this Section 5(a) or Section 4(g)) for more than an aggregate of ninety (90) days or more than three (3) separate times in any rolling twelve (12) month period commencing after the date the Shelf Registration Statement is first declared effective (the “Maximum Suspension Period”), except as a result of a refusal by the Commission to declare any post-effective amendment to the Shelf Registration Statement effective after the Company has used all commercially reasonable efforts to cause such post-effective amendment to be declared effective, in which case the Company shall terminate the suspension of the use of the Shelf Registration Statement immediately following the effective date of the post-effective amendment.

(b) If the Company gives a Suspension Notice to the Holders to suspend sales of the Registrable Shares following a Suspension Event, the Holders shall not effect any sales of the Registrable Shares pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such Holder’s possession of the Prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Shelf Registration Statement (or such filings) upon delivery by the Company of notice that the Suspension Event or its potential effects are no longer continuing (an “End of Suspension Notice”), which End of Suspension Notice shall be given by the Company to the Holders and Stifel in the same manner as the Suspension Notice promptly following the conclusion of any Suspension Event and its effect.

(c) Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice pursuant to this Section 5 (or a suspension instruction pursuant to Section 4(g) of this Agreement), the Company agrees that it shall extend the period of time during which the applicable Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of the giving of the Suspension Notice to and including the date when Holders shall have received the End of Suspension Notice (or similar notice pursuant to Section 4(g) of this Agreement) and copies of the supplemented or amended Prospectus necessary to resume sales; provided that such period of time shall not be extended beyond the date that securities are no longer Registrable Shares.

6.	Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless (i) Stifel and each Holder, (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), any of the foregoing (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “Controlling Person”), and (iii) the respective officers, directors, partners, employees, representatives and agents of Stifel and each Holder or any Controlling Person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as a “Purchaser Indemnitee”) from and against any and all claims, liabilities, losses, claims, damages, judgments, actions, and expenses (including, without limitation, reasonable attorney’s fees and any and all reasonable out-of-pocket expenses actually incurred in investigating, preparing, pursuing or defending any litigation or any investigation or proceeding by any governmental agency or body, commenced or formally threatened) (the “Liabilities”) arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement or Prospectus (as amended or supplemented if the Company shall have furnished to such Purchaser Indemnitee any amendments or supplements thereto), or any preliminary Prospectus or any other document prepared by the Company used to sell the Registrable Shares, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are based upon (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Purchaser Indemnitee furnished to the Company or any underwriter in writing by such Purchaser Indemnitee expressly for use therein, or (ii) any untrue statement contained in or omission from a preliminary Prospectus if a copy of the Prospectus (as then amended or supplemented, if the Company shall have furnished to or on behalf of the Holder participating in the distribution relating to the relevant Shelf Registration Statement any amendments or supplements thereto) was not sent or given by or on behalf of such Holder to the Person asserting any such Liabilities who purchased Shares, if such Prospectus (or Prospectus as amended or supplemented) is required by law to be sent or given at or prior to the written confirmation of the sale of such Shares to such Person and the untrue statement contained in or omission from such preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) or (iii) use of any Shelf Registration Statement or Prospectus during a period when a stop order has been issued in respect thereof or any action or proceedings for that purpose have been initiated, or use of a Shelf Registration Statement or a Prospectus or any preliminary Prospectus has been suspended pursuant to Sections 4(g)(ii), 4(g)(iii) or 4(g)(iv) of this Agreement.

(b) In connection with any Shelf Registration Statement in which a Holder is participating and as a condition to such participation, such Holder agrees, severally and not jointly, to indemnify and hold harmless (i) the Company, (ii) each Person who signs the Shelf Registration Statement, (iii) each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (any of the Persons referred to in this clause (iii) being hereinafter referred to as a “Company Controlling Person”) and (iv) the respective partners, directors, officers, members, representatives, employees and agents of the Company, such Person or Company Controlling Person to the same extent as the foregoing indemnity from the Company to each Purchaser Indemnitee, but only with reference to untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in strict conformity with information relating to such Purchaser Indemnitee furnished to the Company in writing by such Purchaser Indemnitee expressly for use in any Shelf Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary Prospectus. The liability of any Purchaser Indemnitee pursuant to this paragraph shall in no event exceed the net proceeds received by such Purchaser Indemnitee from sales of Registrable Shares giving rise to such obligations.

(c) If any action is brought against any Person or entity in respect of which indemnity may be sought pursuant to (a) or (b) above, such Person (the “Indemnified Party,” or if more than one Indemnified Party, the “Indemnified Parties”) shall promptly notify the Person against whom such indemnity may be sought (each an “Indemnifying Party”) in writing of the institution of such action and the Indemnifying Party shall have the right, but not the obligation, to assume the defense of such action, including the employment of counsel and payment of expenses; provided that the failure so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which the Indemnifying Party may have under this Section 6 to any Indemnified Party unless and to the extent the Indemnifying Party did not otherwise know of such action and such failure results in the forfeiture by the Indemnifying Party of rights and defenses that would have had material value in the defense. The Indemnified Party(ies) shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or the Indemnifying Party shall not have employed counsel to have charge of the defense of such action within a reasonable time or such Indemnified Party(ies) shall have reasonably concluded (based on the advice of counsel) that counsel selected by the Indemnifying Party has an actual conflict of interest or there may be defenses available to the Indemnified Party(ies) which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party(ies)), in any of which events, any such reasonable fees and expenses of such counsel related to such action shall be borne by the Indemnifying Party and paid as actually incurred; provided, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of counsel (in addition to local counsel) for all such Indemnified Parties in any one action or series of related actions arising out of the same general allegations or circumstances representing the Indemnified Parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent. The Indemnifying Party shall have the right to settle any such claim or action for itself and any Indemnified Party so long as the Indemnifying Party pays any settlement payment and such settlement (i) includes an unconditional release of the Indemnified Party from all Liabilities with respect to any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.

(d) If the indemnification provided for in paragraphs (a) and (b) of this Section 6 is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such paragraphs, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party on the one hand and the Indemnifying Parties on the other in connection with the statements or omissions that resulted in such Liabilities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Parties and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and any Indemnified Party(ies), on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Indemnifying Party on the one hand or by the Indemnified Party(ies) on the other hand. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d) above. Notwithstanding the provisions of this Section 6, in no event shall a Purchaser Indemnitee be required to contribute any amount in excess of the amount by which proceeds received by such Purchaser Indemnitee from sales of Registrable Shares exceeds the amount of any damages that such Purchaser Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 6, each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) Stifel or a Holder shall have the same rights to contribution as Stifel or such Holder, as the case may be, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) the Company, and each officer, director, partner, employee, representative, agent or manager of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any Proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 6 or otherwise, except to the extent that any party is materially prejudiced by the failure to give notice. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution agreements contained in this Section 6 will be in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties referred to above. The Purchaser Indemnitee’s obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Shares sold by each of the Purchaser Indemnitees hereunder and not joint.

7.	Market Stand-off Agreement.

Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, directly or indirectly sell, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell (including without limitation any short sale), grant any option, right or warrant for the sale of or otherwise transfer or dispose of any Registrable Shares or other shares of Common Stock of the Company or any securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company then owned by such Holder (other than to donees, partners or other transferees of the Holder who agree to be similarly bound) (i) for a period beginning thirty (30) days prior to and continuing for sixty (60) days following the effective date of the IPO Registration Statement of the Company, or (ii) for a period of sixty (60) days following the closing date of an Underwritten Offering by the Company pursuant to a shelf registration statement of the Company filed under the Securities Act; provided, however, that:

(a) all executive officers and directors of the Company and the Manager then holding shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company shall enter into similar agreements for not less than the entire time period required of the Holders hereunder; and

(b) the Holders shall be allowed any concession or proportionate release allowed to any executive officer or director that entered into similar agreements.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the securities subject to this Section 7 and to impose stop transfer instructions with respect to the Registrable Shares and such other securities of each Holder (and the securities of every other Person subject to the foregoing restriction) until the end of such period.

8.	Termination of the Company’s Obligations.

The Company shall have no further obligations pursuant to this Agreement at such time as no Registrable Shares are outstanding; provided, however, that the Company’s obligations under Sections 3, 6 and 9(a) through and including 9(k) of this Agreement shall remain in full force and effect following such time.

9.	Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions of this Agreement may not be given, without the written consent of the Company and Holders beneficially owning not less than fifty percent (50%) of the then outstanding Registrable Shares. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions of this Agreement with respect to a matter that relates exclusively to the rights of a Holder whose securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by such Holder; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

(b) Notices. All notices and other communications, provided for or permitted hereunder shall be made in writing and delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram

(i) if to a Holder, at the most current address given by the transfer agent and registrar of the Common Stock of the Company; and

(ii) if to the Company, at the offices of the Company at Cypress Sharpridge Investments, Inc., 65 East 55th Street, New York, New York 10022, Attention: Kevin E. Grant.

(c) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and shall inure to the benefit of each Holder. The Company agrees that the Holders shall be third party beneficiaries to the agreements made hereunder by Stifel and the Company, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder; provided, however, that no Holder shall have the right to enforce such agreements unless and until such Holder fulfills all of its obligations hereunder.

(d) Stock Legend. In addition to any other legend that may appear on the stock certificates evidencing the Registrable Shares, for so long as any Shares remain Registrable Shares each stock certificate evidencing such Registrable Shares shall contain a legend to the following effect: “THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND ENTITLED TO THE BENEFITS OF A CERTAIN REGISTRATION RIGHTS AGREEMENT, DATED MAY 22, 2008.”

(e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED EXCLUSIVELY BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(g) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h) Entire Agreement. This Agreement, together with the Purchase/Placement Agreement, is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

(i) Registrable Shares Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Shares is required hereunder, Registrable Shares held by the Company or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(j) Survival. This Agreement is intended to survive the consummation of the transactions contemplated by the Purchase/Placement Agreement. The indemnification and contribution obligations under Section 6 of this Agreement shall survive the termination of the Company’s obligations under Section 8 of this Agreement.

(k) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the provisions of this Agreement. All references made in this Agreement to “Section” refer to such Section of this Agreement, unless expressly stated otherwise.

(l) Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision of this Agreement is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys’ fees in addition to any other available remedy.

[Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CYPRESS SHARPRIDGE INVESTMENTS, INC.

By:	/s/ Kevin E. Grant
Name:	Kevin E. Grant
Title:	Chief Executive Officer

CYPRESS SHARPRIDGE ADVISORS LLC

By:	/s/ Kevin E. Grant
Name:	Kevin E. Grant
Title:	Chief Executive Officer

STIFEL, NICOLAUS & COMPANY, INCORPORATED, for itself and on behalf of the Holders

By:	/s/ Rick E. Maples
Name:	Rick E. Maples
Title:	Co-Head Investment Banking

[Signature Page to Registration Rights Agreement]

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